SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: August 31, 2005

                         MSGI SECURITY SOLUTIONS , INC.

               (Exact name of Registrant as specified in charter)



  Nevada                       0-16730                 88-0085608
--------------------------------------------------------------------------------
(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File No.)              Identification No.)
incorporation)

                               575 Madison Avenue
                            New York, New York 10022
                            ------------------------
                    (Address of Principal Executive Offices)

                                  917-339-7134
                                  -------------
              (Registrant's telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition of Assets

As previously reported, MSGI Security Solutions, Inc. ("MSGI" or the "Company") purchased 51% of Innalogic LLC ("Innalogic") in August 2004. Pursuant to the transaction, MSGI was entitled to an additional 25% interest in Innalogic if certain financial targets were not met by August 31, 2005. Therefore on August 31, 2005 MSGI acquired an additional percentage of Innalogic thereby providing MSGI with a 76% stake in Innalogic. No additional consideration was required.

The foregoing summary is qualified in its entirety by the Form of Agreement to Issue Additional Company Interests incorporated herein as Exhibit 4.1

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired * (b) Pro forma financial information *
(c) The following documents are filed herewith as exhibits to this Form 8-K:

Exhibit No.

4.1            Form of Agreement to Issue Additional Company Interests

99.1     Press Release issued by the Registrant dated August 30, 2005.




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

                  Financial Statements of Business Acquired and
                    Unaudited Pro Forma Financial Information


* Innalogic LLC has been reported as a subsidiary of MSGI Security Solutions, Inc (the "Company" or the "Registrant") since original acquisition by the Registrant and inception of operations in August 2004. The historical consolidated financial statements of the Registrant report the results of operations and balance sheet of Innalogic LLC as if a wholly-owned subsidiary, with no reported minority interests, as a result of historical operational losses. As such, there is no effect of this reported transaction to the historical financial statements of the Registrant. The Company hereby incorporates by reference to Company's reports on Form 10-Q for the quarters ended September 30, 2004, December 31, 2004 and March 31, 2005.




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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MSGI SECURITY SOLUTIONS, INC.

Date: September 7, 2005                  By:    /s/ Richard J. Mitchell III
                                                ----------------------------
                                         Name:  Richard J. Mitchell III,
                                                Chief Accounting Officer





                                  EXHIBIT INDEX

Exhibit No.   Description of Exhibit

4.1          Form of Agreement to Issue Additional Company Interests

99.1         Press Release issued by the Registrant dated August 30, 2005.